UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): September 25, 2005

China Media Networks International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-13858	86-0214815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 2nd Street, Suite 102, Encinitas, CA		92024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		760-230-2300 x205
Metaphor Corp.
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

In the second bullet point of the "Introduction" section of our Form 10-QSB filed for the period ending June 30, 2005, we stated that the Company had completed a private placement of USD $450,000 (the "Investment Cash") of our common shares to certain accredited investors (the "Investors") for $2.50 per share. The private placement provided the investors with warrant rights that were more fully described in the Form 10-QSB.

Soon after filing the June 30, 2005, Form 10-QSB, the Company and the Investors mutually agreed to hold the Investment Cash in escrow and to not close on the private placement. On September 25, 2005, the Company and the Investors mutually decided to terminate the private placement agreement. The escrow agent for the private placement was instructed to send the Investors the Investment Cash and to send the private placement stock and warrants back to the Company transfer agent for cancellation. On November 14, 2005, the Company received confirmation that the underlying securities related to the private placement have been cancelled and returned to the Company common stock treasury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

By: /s/Mark L. Baum

Name: Mark L. Baum

Title: Chief Executive Officer

Dated: November 15, 2005